N O T I C E
                                of
                           Annual Meeting
                               and
                          Proxy Statement

                         VACU-DRY COMPANY

                         Annual Meeting of
                            Shareholders

                      Sebastopol, California

                        October 26, 1995


VACU-DRY COMPANY
7765 Healdsburg Avenue
Sebastopol, California 95472

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT

October 26, 1995




To The Shareholders of Vacu-dry Company:

Notice is hereby given that the Annual Meeting of the Shareholders of Vacu-dry Company (the Company) will be held on Thursday, October 26, 1995 at 10:00 a.m., at the Executive Room,
Fountain Grove Inn, 101 Fountain Grove Parkway, Santa Rosa,
California for the following purposes:

1.To elect seven (7) directors to serve for the ensuing year and until their successors are elected.

2.To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on August
25, 1995, as the record date for determining which Shareholders will be entitled to receive notice of, and to vote at, the meeting or any adjournment thereof.

By Order of the Board of Directors,

(Esther K. Castain)

Esther K. Castain
Secretary

Sebastopol, California
September 22, 1995

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN
PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING,
YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY AS
PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE
ENCLOSED FOR THAT PURPOSE.




VACU-DRY COMPANY
7765 Healdsburg Avenue
Sebastopol, California 95472
PROXY STATEMENT

For Annual Meeting of Shareholders
October 26, 1995, 10:00 a.m.

General

This Proxy Statement is furnished by the Board of Directors of Vacu-dry Company (the Company) to solicit Shareholder Proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, October 26, 1995 at 10:00 a.m., at the Executive Room, Fountain Grove Inn, 101 Fountain Grove Parkway, Santa Rosa, California, and at any adjournment thereof. Any Shareholder giving a Proxy may revoke it any time before it is voted by filing with the Secretary of the Company either a written revocation or another duly executed Proxy bearing a later date. Proxies may also be revoked by any Shareholder present at the meeting who expresses a desire to vote his or her shares in person. This mailing of Proxy Statements and Proxy Cards commenced approximately September 22, 1995.

Voting

The Board of Directors has fixed the close of business on August 25, 1995, as the Record Date for the determination of Shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of August 25, 1995, 1,698,030 shares of common stock were outstanding, and no shares of any other class of stock were outstanding.

In all actions taken by Company Shareholders, other than the election of Directors, each Shareholder is entitled to one vote for each share held on the record date. In the election of Directors, however, Shareholders have cumulative voting rights, which means that each Shareholder is entitled to a number of votes equal to the number of his or her shares multiplied by the number of Directors to be elected (seven). A Shareholder may cast all of his or her votes for a single candidate, or may distribute votes among as many candidates as he or she may see fit. No Shareholder may cumulate votes for a candidate, however, unless the name(s) of the candidate(s) have been placed in nomination prior to the voting and the Shareholder has given notice at the Meeting, prior to the voting, of the intention to cumulate votes. If one Shareholder has already given such a notice, all Shareholders may cumulate their votes for candidates in nomination without further notice.

Revocability of Proxies

Any person giving a proxy in the form accompanying this statement has the power to revoke such proxy at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office an instrument of revocation or a duly executed proxy bearing a later date, or by filing written notice of revocation with the secretary of the meeting prior to the voting of the proxy or by voting the shares subject to the proxy by written ballot.

Solicitation

The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional material furnished to Shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

Shareholder Proposals for Next Annual Meeting

Proposals of Shareholders that are intended to be presented at the Company's 1996 annual meeting of Shareholders must be received by the Company no later than June 1, 1996 in order to be included in the proxy statement and proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities and investment power is the power to dispose of or direct the disposition of securities. The following tables, based in part upon information supplied by officers, directors and principal Shareholders, set forth certain information regarding the ownership of the Company's voting securities as of August 25, 1995 by (i) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities; (ii) each director;
(iii) each Named Executive Officer; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the Shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners(a)

                                    Amount of Direct Common    Percent
                                      Stock Beneficial        of Class(b)
Name and Address of Beneficial Owner    Ownership

D. P. Boothe, Jr.(c)                     170,000                  10.0%
33 San Carlos
Sausalito, CA 94965

First Wilshire Securities                247,490                  14.6%
Management, Inc.(d)
600 South Lake St., Suite 405
Pasadena, CA 91106

Craig R. Stapleton(e)                    147,500                   8.7%
135 East Putnam Avenue
Greenwich, CT 06830

(a) Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), (f) and (g) and information made known to the Company.
(b) As of August 25, 1995, 1,698,030 shares of Common Stock were issued and outstanding.
(c) Includes 50,000 shares held by Catherine Boothe, Mr. Boothe's wife, and 100,000 shares held jointly by Mr. and Mrs. Boothe.
(d) Holds investment and dispositive power over shares purchased for clients. Holds sole power to vote 39,800 shares.
(e) Includes 18,450 shares owned by Mr. Stapleton, 60,500 shares owned by Mrs. Stapleton to which Mr. Stapleton disclaims any beneficial interest, and 68,550 shares owned by a trust of which Mr. Stapleton is a trustee and of which his children are the beneficiaries.

Security Ownership of Directors and Executive Officers

The table below presents the security ownership of the Company's
Directors, Nominees, Named Executive Officers and all directors and executive officers as a group as of August 25, 1995.

                                   Amount of Common Shares
Name of Beneficial Owner            Beneficially Owned (a)   Percent of
                                                               Class (b)

D.P. Boothe, Jr.                          170,000(c)            10.0%

Kenneth P. Gill                            45,100(e)             2.7%

Edward Koplovsky                           26,200                1.5%

Roger S. Mertz                             11,000(f)              *

Ralph A. Sceales                            4,138                 *

Craig R. Stapleton                        147,500(d)             8.7%

Donal Sugrue                               30,327(g)             1.8%

Joseph G. Tonascia                          2,700                 *

All directors and executive               442,799               26.1%
officers as a group (11 persons)

   * Does not exceed 1% of the referenced class of securities.

(a) Shares listed in this column include all shares held by the named individuals and all directors and executive officers as a group in their own names and in street name and also includes all shares allocated to the accounts of the named individuals and all directors and executive officers as a group under the Company's Employee Stock Purchase Plan.
(b) Calculation based on 1,698,030 shares of Common Stock outstanding as of August 25, 1995.
(c) Includes 50,000 shares held by Catherine Boothe, Mr. Boothe's wife, and 100,000 shares held jointly by Catherine Boothe and Mr. Boothe.
(d) Includes 18,450 shares over which Mr. Stapleton has sole voting power; 60,500 shares over which Dorothy W. Stapleton, Mr. Stapleton's wife, has sole voting power, and 68,550 shares owned by a trust of which Mr. Stapleton is a trustee and of which his children are the beneficiaries.
(e) Includes 42,000 shares held by the Kenneth P. Gill and Mary Margaret Gill Revocable Trust of which Mr. Gill is the trustee and 3,100 shares held by the Kenneth and Mary Gill Grandchild Trust of which Mr. Gill is the trustee.
(f) Includes 2,250 shares held as custodian for a child of Mr. Mertz to which Mr. Mertz disclaims any beneficial interest.
(g)  Shares held by the Sugrue 1992 Family Trust, of which Mr.
Sugrue is a Trustee.



PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, seven (7) Directors are to be elected by the Shareholders to serve until the next Annual Meeting or until the election and qualification of their successors. The Board's proxy holders (named on the enclosed Proxy Card) intend to vote all shares for which Proxies are granted to elect the following seven nominees selected by the Company's Board of Directors, and intend to vote such shares cumulatively if necessary to elect some or all of such nominees. All of the Board's nominees for Director were elected Directors by the Shareholders at the 1994 Annual Meeting, except for Mr. Stapleton who was elected to the Board on April 27, 1995.

If any of the Board's nominees refuses or is unable to serve as a Director (which is not now anticipated), the Board's Proxy holders intend to nominate and vote for such other person(s) as they believe will best serve the interests of the Company. Any Shareholder may nominate a candidate for Director from the floor at the Meeting. Such nominee must consent to serve, if elected, prior to voting on his or her name. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

The seven nominees for Director who receive the most affirmative votes will be elected Directors. Votes against a candidate and votes withheld shall have no effect on the election result, though applicable securities laws and regulations may require that the number of such votes subsequently be disclosed to the Company's Shareholders under certain circumstances.

MANAGEMENT RECOMMENDS A VOTE FOR EACH
OF THE NOMINEES FOR DIRECTOR NAMED BELOW

Nominees

The table below indicates the respective nominee's position with the Company, age, year in which he first became a director and percentage of board and committee meetings attended in fiscal year 1995.


                                              Director    % of Board
Name, Position and Background           Age    Since     Mtgs. Attended

                                         84     1967        100%
D.P. Boothe, Jr., Director. Mr. Boothe is President of Boothe Holdings (investments). Until December 31, 1994, he served as the Company's Chairman of the Board.
                                         69     1972        100%
Kenneth P. Gill, Director. Mr. Gill is retired. Formerly he was Assistant to the Chairman (July thru December 1990) and President and Chief Executive Officer of the Company (1972 thru 1990).
                                         56     1993         83%
Edward Koplovsky, Director. Mr. Koplovsky is Chairman and Chief Executive Officer of Clermont, Inc., a specialty fruit processing concern.
                                         51     1993        100%
Roger S. Mertz, Director. Mr. Mertz is an attorney-at-law. He is a member of the San Francisco, California law firm of Severson & Werson.
                                         50     1995        100%
Craig R. Stapleton, Director. Mr. Stapleton is President of Marsh & McLennan, Real Estate Advisors, Inc. (real estate management). Mr. Stapleton is a director of Alleghany Properties, Inc. (real estate investments), and a director of Fidelity National Bank.
                                         64     1982        100%
Donal Sugrue, President and Chief Executive Officer. Mr. Sugrue, President and Chief Executive Officer of the Company, joined the Company in 1962. He has been President and Chief Executive Officer since July 1, 1990.
                                         75     1983        100%
Joseph G. Tonascia, Director. Mr. Tonascia is retired. Formerly he was a partner in the accounting firm of Ernst & Young.

Except as noted, the above persons have been engaged in the principal occupations identified above for more than the past five years.

Filings by Directors, Executive Officers and Ten Percent Holders

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1995 all filing requirements applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with, except that Mr. Stapleton filed late a Form 3 which was due upon his appointment as a director.

Board Committees and Meetings

The Board of Directors met five times during the fiscal year ending June 30, 1995. The Company's Board of Directors has authorized four standing committees.

Executive Committee. As prescribed by the bylaws of the Company, the executive committee has the authority of the Board of Directors for the management of the business and affairs of the Company between meetings of the Board of Directors. The members of the committee are Messrs. Koplovsky, Mertz, Stapleton and Sugrue. The Executive Committee held two meetings during the fiscal year.

Compensation Committee. The function of the compensation committee is to develop and recommend to the full Board compensation arrangements, including bonuses and Stock Appreciation Rights (SARs), for Executive Officers and other key employees and to advise the chief executive officer on policy matters concerning officers compensation. The members of the committee are Messrs. Gill (Chairman), Boothe, Koplovsky and Tonascia. The Compensation Committee held one meeting during the fiscal year.

Audit Committee. The function of the audit committee is to recommend to the full Board the accounting firm to be retained as the Company's independent auditors and the price to be paid to the firm, and to consult with the auditors regarding the plan of audit, the results of the audit and the audit report, and the adequacy of internal accounting controls. The members of the committee are Messrs. Mertz (Chairman), Gill and Tonascia. The Audit Committee held one meeting during the fiscal year.

Retirement Savings Committee. The function of the retirement savings committee is to direct the management of the Company's Retirement Savings and Profit Sharing Plan. The committee met once during the year. The members of the Committee are Messrs. Tonascia (Chairman), Mertz and Koplovsky.

The full Board acts as the nominating committee for the Directors of the Company.

EXECUTIVE COMPENSATION

Summary Compensation of Named Executives

The Summary Compensation Table shows certain compensation information for the Chief Executive Officer and the Company's most highly paid executive officers (collectively referred to as the Named Executive Officers). Compensation data for other executive officers is not presented in the graphs because aggregate compensation for such executive officers did not exceed $100,000 for services rendered in all capacities during fiscal year 1995. Compensation data is shown for the fiscal years ended June 30, 1995, 1994 and 1993. This information includes the dollar value of base salaries, bonus awards, the number of SARs granted, and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table(a)




                             Annual              Long Term     All Other
                            Compensation       Compensation Compensation(b)
                                                 Awards
Name and Principal
   Position         Year  Salary($)(c) Bonus($)     SARs#               $

Donal Sugrue        1995  140,802       -0-          -0-              7,604
 President, Chief
 Executive Officer  1994  165,091      29,100        -0-             30,142
 and Director       1993  131,508      24,700        -0-             33,122

Ralph A. Sceales    1995   95,821       -0-          -0-              4,312
 Vice President,    1994   91,747      17,100        -0-              7,699
 Operations         1993  118,725      15,600        -0-             25,008

(a) Amounts shown include cash and non-cash compensation earned with respect to the year shown above.
(b) All other Compensation is described below. Life insurance premium payments are calculated as compensation by multiplying the proportion of benefits payable to the employee's estate by the total premiums paid in the fiscal year. Also includes Value Realized from SARs of $13,500 for Mr. Sugrue in 1994 and $35,000 for Mr. Sceales in 1993.
(c) 1995 amounts include $6,423 with respect to Mr. Sugrue and $4,454 with respect to Mr. Sceales representing payments in lieu of vacation not taken and under the Company's Wellness
Time Plan.


Exec. Officer     Year    Retirement and     Base           Life Ins.
                       Profit Sharing Plan   401k   Bonus   Premium

D. Sugrue         1995        -0-            5,440   -0-    2,164
                  1994        5,739          7,429  1,310   2,164
                  1993        7,368          5,917  1,112   2,164

R. Sceales        1995        -0-            4,312   -0-     -0-
                  1994        2,800          4,129   770     -0-
                  1993        6,460          5,342   702     -0-


SAR Exercises in Last Fiscal Year and Year-End SAR Values

The following table summarizes for the Named Executive Officers the number of SARs, if any, exercised during the fiscal year ended June 30, 1995, the aggregate dollar value realized upon exercise, the total number of unexercised SARs held at June 30, 1995, and the aggregate dollar value of in-the-money, unexercised SARs held at June 30, 1995. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the SAR. Value of unexercised, in-the-money SARs at fiscal year-end is the difference between the exercise price and the fair market value of the underlying stock on June 30, 1995, which was $5.125 per share.

Aggregated SAR Exercises in Last Fiscal Year and Fiscal Year-End SAR Values Table



                                            Number of       Value of
                                           Unexercised     Unexercised
                                          SARs at Fiscal In-The-Money SARs
                                            Year End     at Fiscal Year End

                 Shares Subject   Value     Exercisable/   Exercisable/
Name               to SARs      Realized  Unexercisable  Unexercisable

Donal Sugrue         -0-         $-0-       2,700/1,800    $1,350/$900

Ralph A. Sceales     -0-         $-0-       1,200/800       $600/$400



Compensation of Directors

Outside Directors receive $300 per month for serving as Directors and are paid $600 for each Board meeting attended and $400 for each committee meeting attended. Directors' fees paid by the Company during fiscal year 1995 totalled $38,000. Executive Officers of the Company who also serve on the Board of Directors are not specifically compensated for duties as directors.

The Company entered into a consulting agreement (effective April 1, 1983) with Boothe Holdings, Inc., a corporation owned and controlled by D.P. Boothe, Jr., the Company's former Chairman of the Board and a Director. On July 31, 1984, Boothe Holdings, Inc. was liquidated and Mr. Boothe assumed its responsibilities and rights under the consulting agreement. Under the agreement, Mr. Boothe was required to perform such financial and business consulting services as the Company may request, in exchange for a $5,000 monthly consulting fee and reimbursement of expenses. The agreement terminated on December 31, 1994. Mr. Boothe received $30,000 pursuant to this agreement in fiscal 1995.

Mr. Mertz, a member of the San Francisco law firm of Severson &
Werson, served as the Company's legal counsel during fiscal 1995 and is expected to be retained through fiscal 1996.

Employment Contracts

The Company entered into an Employment Agreement with Mr. Sugrue dated February 8, 1983, pursuant to which Mr. Sugrue is employed by the Company, initially as Executive Vice-President. Subsequently, Mr. Sugrue was elected President and Chief Executive Officer. The agreement terminates on the date Mr. Sugrue reaches age 65. Mr. Sugrue is entitled to receive an annual salary of not less than $60,000, subject to annual review by the Company's Board of Directors. Mr. Sugrue's current salary under the agreement is $122,472 per year. Under certain circumstances, including termination of Mr. Sugrue's employment by the Company without cause, merger or consolidation of the Company into any other corporation, dissolution of the Company, change in control of the Company, or sale of substantially all of the assets of the Company, Mr. Sugrue has the option to continue the agreement or to enter into a consulting agreement with the Company pursuant to which Mr. Sugrue will be obligated to provide consulting services to the Company for a period ending on the earlier of three years from the commencement of the contract or the date on which Mr. Sugrue reaches age 65. For such consulting services, Mr. Sugrue will be entitled to receive a monthly fee equal to one-twelfth of his average annual compensation during the last three years during which he will have been employed by the Company.

Compensation Committee Report

This report is provided by the Compensation Committee of the Board of Directors (the Committee) to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of Vacu-dry Company's Chief Executive Officer and other executive officers. The Committee, made up of non-employee Directors, is responsible for establishing and administering the Company's executive compensation program. None of the members of the Committee is eligible to receive awards under the Company's incentive compensation programs.

Vacu-dry's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve its business objectives and maintain its competitiveness in the food processing industry. It does this by utilizing competitive base salaries that recognize a philosophy of career continuity and by rewarding exceptional performance and accomplishments that contribute to the Company's success.

Compensation Philosophy and Objective

The philosophical basis of the compensation program is to pay for performance and the level of responsibility of an individual's position. The Committee finds greatest value in executives who possess the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Named Executive Officers, are based on the same criteria. These include quantitative factors that reflect improvements in the Company's short and long-term financial performance, as well as qualitative factors which reflect the strength of the Company over the long term, such as demonstrated leadership skills and the ability to deal quickly and effectively with difficulties which sometimes arise.

The Committee believes that compensation of Vacu-dry's key executives should:

1.   Link rewards to business results and stockholder returns;

2. Encourage creation of stockholder value and achievement of strategic objectives;

3. Maintain an appropriate balance between base salary and short-and long-term incentive opportunity;

4. Attract and retain, on a long-term basis, highly qualified executive personnel; and

5. Provide total compensation opportunity that is competitive with that provided by competitors in the food processing industry, taking into account relative company size and performance as well as individual responsibilities and performance.

Key Elements of Executive Compensation

Vacu-dry's executive compensation program consists of three elements: Base Salary, Short-Term Incentives and Long-Term
Incentives. Payout of short-term incentives depends on corporate performance. Payout of the long-term incentives depends on performance of Vacu-dry stock.


Base Salary

A competitive base salary is crucial to support the philosophy of management development and career orientation of executives. Salaries are targeted to pay levels of the Company's competitors and companies having similar capitalization, revenues, etc. Executive salaries are reviewed annually. Assessment of an individual's relative performance is made annually based on a number of quantitative factors such as stock price, earnings and revenues, as well as qualitative factors which include initiative, business judgement, technical expertise, and management skills. As a result of the reduced sales and profits of the Company during the first three quarters of the Company's 1995 fiscal year, effective May 16, 1995, the Company implemented a salary reduction plan for its Executive Officers. As a result of such plan, Mr. Sugrue's base salary was reduced by 10% and the salaries of the other Executive Officers was reduced by 5%. The reductions were part of an overall cost reduction plan which involved the layoff of approximately eight employees and other cost reductions.

Short-Term Incentive

Short-term awards to executives are made in cash to recognize contributions to the Company's business during the past year. The Company maintains a Bonus Plan as an incentive for executive officers of the Company. The bonus an executive receives is dependent on individual performance and level of responsibility.

Long-Term Incentive

Long-term incentive awards provided by shareholder-approved compensation programs are designed to develop and maintain strong management through share appreciation awards. The Company's 1985 Stock Appreciation Rights Plan creates incentives for executives and other key employees by providing them with an opportunity to indirectly participate in the appreciation in the market value of the Company's common stock.

In 1993 the directors approved the adoption of the 1994 Employee Stock Purchase Plan (the "Plan"). All employees, including executive officers, may purchase shares of the Company's Common Stock at a discount of 85% of the market value on the first or last business day of the quarterly offering period, whichever is lower. The plan became effective January 1, 1994.

1995 Chief Executive Officer Compensation

Mr. Sugrue's base salary for fiscal 1995 was $122,472. As a result of the cost reduction plan implemented in May 1995, Mr. Sugrue's base salary was reduced by 10%. During the fiscal year ending June 30, 1995, Mr. Sugrue also received a total of $5,440 as contributions to his Base 401K. The Company maintains, and pays premiums on, a Key Man Life Insurance policy on Mr. Sugrue, one quarter of the proceeds of which are payable to the Sugrue estate. The Committee believes Mr. Sugrue's total compensation package is appropriate for Mr. Sugrue's level of responsibility and is well within competitive practice.



Compensation Committee:
D. P. Boothe, Jr.
Kenneth P. Gill
Edward Koplovsky
Joseph Tonascia


Share Investment Performance

The following graph compares the total return performance of the Company for the periods indicated with the performance of the NASDAQ Market Index and the performance of a Peer Index comprised of companies having the same Standard Industrial Classification
(SIC) number as the Company. The Company's shares are traded over-the-counter on the NASDAQ National Market under the symbol VDRY. The Peer Index includes the publicly traded stocks of Curtice-Burns Foods Inc., H.J. Heinz Co., Seneca Foods Corp., J.M. Smucker Co. Class A, J.M. Smucker Class B, Stokely U.S.A. Inc. and Vacu-dry Company. The NASDAQ Index includes only shares of companies traded on the Nasdaq National Market System or over-the-counter, which have been publicly traded continuously since June 30, 1990. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.



Performance Graph (Numeric Chart)

   Numeric Comparisons of Vacu-dry Company versus NASDAQ Index and Peer Index

  Year (June 30)      1990      1991      1992      1993      1994      1995

Vacu-dry Company     $100.00  $ 78.05    $136.59   $185.37   $181.49   $112.16

NASDAQ Market Index  $100.00  $ 94.22    $101.52   $124.62   $136.66   $160.27

Peer Index           $100.00  $109.45    $115.75   $114.64   $104.69   $146.88



INDEPENDENT PUBLIC ACCOUNTANTS

The Company's independent certified public accountants are chosen by the Board of Directors based on the recommendation of its audit committee. The independent certified public accountants for the Company's fiscal year ended June 30, 1995, were Arthur Andersen & Co. Arthur Andersen & Co. has been recommended by the audit committee and selected by the Board for the current fiscal year. Representatives of that firm will be present at the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

AVAILABILITY OF ADDITIONAL INFORMATION

The Company's Annual Report to Shareholders is being mailed with the Proxy Statement to Shareholders who were holders of record on August 25, 1995.

OTHER MATTERS AND SHAREHOLDERS' PROPOSALS

The Board of Directors presently knows of no other matter that may come before the Annual Meeting. If any other matters should properly come before the Meeting, however, the Board's proxy holders intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

(Esther K. Castain)

Esther K. Castain
Secretary

September 22, 1995.